Exhibit 99.1

Ideal Power Reports First Quarter 2024 Financial Results

AUSTIN, TX – May 15, 2024 -- Ideal Power Inc. (“Ideal Power,” the “Company,” “we,” “us” or “our”) (Nasdaq: IPWR), pioneering the development and commercialization of the highly efficient and broadly patented B-TRAN™ bidirectional semiconductor power switch, reports results for its first quarter ended March 31, 2024.

“Commercial momentum continues as we commenced shipments of SymCool™ power modules to fulfill customer orders in the first quarter. We expect industrial markets, particularly the solid-state circuit breaker market served by our SymCool™ power module, to be the earliest source of our sales ramp,” said Dan Brdar, President and Chief Executive Officer of Ideal Power. “In addition, all of our Phase II deliverables with Stellantis were successfully completed ahead of schedule and we added our first distributor, Richardson Electronics. They placed multiple orders with Ideal Power including an order from a company not previously in our sales funnel.”

Key First Quarter and Recent Business Highlights

Execution to our B-TRAN™ commercial roadmap continues, including:

●

Commenced commercial shipment of SymCool™ power modules to fulfill customer orders. The SymCool™ power module targets several applications including solid-state switchgear and circuit protection, renewable energy inverters for solar and wind, industrial inverters, hybrid and electric vehicles (“EVs”) and EV charging.

●

Received an order for SymCool™ power modules and drivers from one of the two Forbes Global 500 leaders in diverse power management markets in Ideal Power’s B-TRAN™ test and evaluation program. This global power management market leader is evaluating SymCool™ against IGBT modules for use in solid-state circuit breaker (“SSCB”) applications.

●

Received an order for B-TRAN™ devices and a circuit breaker evaluation board from a global leader in power semiconductor and power electronics solutions in connection with its launch of a multi-year DC power distribution system program. This global leader presents multiple opportunities for us as it addresses several of our target industrial markets: SSCBs, industrial and grid infrastructure and renewable energy.

●

Successfully completed Phase II of a product development program with Stellantis, a top 10 global automaker. All Phase II deliverables were completed ahead of schedule including a wafer run and deliveries of tested B-TRAN™ devices, drivers and a Stellantis approved comprehensive reliability test plan for automotive qualification. Ideal Power is partnering with Stellantis’ advanced technology development team to develop a custom B-TRAN™ power module for use in EV drivetrain inverters in Stellantis’ next generation EV platform.

●

Added our first distributor, Richardson Electronics, for discrete B-TRAN™ device and SymCool™ power modules. Richardson Electronics placed multiple orders with Ideal Power including an order from a company not previously in Ideal Power’s sales funnel.

●	Added a global leader in circuit protection, industrial fuses and power conversion technology with over a billion in annual sales to the roster of the B-TRAN™ test and evaluation program.

●

Released B-TRAN™ and SymCool™ videos and application notes for the technical audience at prospective customers, resulting in the addition of new opportunities to our sales funnel. The videos demonstrate the testing of discrete B-TRAN™ devices and SymCool™ power modules and the compelling advantages B-TRAN™ offers to SSCB applications.

●

Nearing completion of a qualification run with our second high-volume wafer fabrication partner. This wafer fab in Europe will support future revenue growth and add dual sourcing for wafer fabrication.

●

B-TRAN™ Patent Estate: Currently at 86 issued B-TRAN™ patents with 39 of those issued outside of the United States and 41 pending B-TRAN™ patents. Current geographic coverage includes North America, China, Japan, South Korea, India, and Europe, with pending coverage in Taiwan.

First Quarter 2024 Financial Results

●

Completed a public offering, raising net proceeds of $15.7 million. The initial closing in late March resulted in net proceeds of $13.7 million and the exercise of the underwriter’s overallotment option in April resulted in additional net proceeds of $2.0 million.

●	Commercial revenue increased to $78,739 in the first quarter of 2024 from $0 in the first quarter of 2023.

●	Operating expenses in the first quarter of 2024 were $2.5 million compared to $2.6 million in the first quarter of 2023.

●	Net loss in the first quarter of 2024 was $2.5 million compared to $2.5 million in the first quarter of 2023.

●

Cash used in operating, investing and financing activities in the first quarter of 2024, excluding the net proceeds from our public offering, was $1.9 million compared to $1.8 million in the first quarter of 2023 and down from $2.3 million in the fourth quarter of 2023.

●	Cash and cash equivalents totaled $20.2 million at March 31, 2024.

●	No long-term debt was outstanding at March 31, 2024.

2024 Milestones

For 2024, the Company has set or achieved the following milestones:

✔	Successfully completed Phase II of development program with Stellantis

●	Secure Phase III of development program with Stellantis

●	Complete qualification of second high-volume production fab

●	Convert large OEMs in our test and evaluation program to design wins/custom development agreements

●	Add distributors for SymCool™ products

●	Initial sales of SymCool™ IQ intelligent power module

●	Begin third-party automotive qualification testing

Conference Call and Webcast: First Quarter 2024

To access the call, please use the following information:

Date:	Wednesday, May 15, 2024
Time:	10:00 AM ET
Toll-free dial-in number:	877-545-0523
International dial-in number:	973-528-0016
Participant Access Code:	611530

Please call the conference telephone number 5-10 minutes prior to the start time to ensure a proper connection. An operator will register your name and organization.

The conference call will be webcast live and available for replay on the Company’s investor relations website under the Events tab HERE.

An audio replay of the conference call will be available one hour after the live call until Midnight on May 29, 2024.

Toll Free Replay Number:	877-481-4010
International Replay Number:	919-882-2331
Replay ID:	50563

Upcoming Investor Conference

Northland Capital Markets Virtual Growth Conference on June 25, 2024

Ideal Power plans to participate in one-on-one meetings at the Northland Capital Markets Virtual Growth Conference on June 25, 2024. Conference attendees are encouraged to register and request a one-on-one meeting with Ideal Power on Northland Capital’s online conference platform HERE, or email Jeff Christensen of Ideal Power, Investor Relations at jchristensen@darrowir.com.

About Ideal Power Inc.

Ideal Power (NASDAQ: IPWR) is pioneering the development and commercialization of its broadly patented bidirectional semiconductor power switch, creating highly efficient and ecofriendly energy control solutions for electric vehicle, electric vehicle charging, renewable energy, energy storage, UPS/data center, solid-state circuit breaker and other industrial and military applications. The Company is focused on its patented Bidirectional, Bipolar Junction Transistor (B-TRAN™) semiconductor technology. B-TRAN™ is a unique double-sided bidirectional AC switch that delivers substantial performance improvements over today’s conventional power semiconductors. Ideal Power’s B-TRAN™ can reduce conduction and switching losses, complexity of thermal management and operating cost in AC power switching and control circuitry. For more information, visit the Company’s website at www.IdealPower.com, on LinkedIn, on Twitter, and on Facebook.

Safe Harbor Statement

All statements in this release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While Ideal Power’s management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. Such forward-looking statements include, but are not limited to, statements regarding our expectation that industrial markets, particularly the solid-state circuit breaker market served by our SymCool™ power module, will be the earliest source of our sales ramp and our 2024 milestones. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not limited to, the success of our B-TRAN™ technology, including whether the patents for our technology provide adequate protection and whether we can be successful in maintaining, enforcing and defending our patents, our inability to predict with precision or certainty the pace and timing of development and commercialization of our B-TRAN™ technology, including the timing of the completion of our wafer fabrication runs with our semiconductor fabrications partners, the rate and degree of market acceptance for our B-TRAN™, the impact of global health pandemics on our business, supply chain disruptions, and the expected performance of future products incorporating our B-TRAN™, and uncertainties set forth in our quarterly, annual and other reports filed with the Securities and Exchange Commission. Furthermore, we operate in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise forward-looking statements, except as required by applicable law.

Ideal Power Investor Relations Contact

Jeff Christensen
Darrow Associates Investor Relations
jchristensen@darrowir.com

703-297-6917

IDEAL POWER INC.

Balance Sheets

(unaudited)

	March 31,	December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$20,235,410	$8,474,835
Accounts receivable, net	140,000	70,000
Inventory	109,362	81,450
Prepayments and other current assets	271,729	482,890
Total current assets	20,756,501	9,109,175

Property and equipment, net	350,195	359,225
Intangible assets, net	2,601,308	2,580,066
Right of use asset	170,413	186,570
Other assets	12,757	13,034
Total assets	$23,891,174	$12,248,070

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$382,012	$405,098
Accrued expenses	504,418	455,112
Current portion of lease liability	72,263	70,683
Total current liabilities	958,693	930,893

Long-term lease liability	113,744	132,304
Other long-term liabilities	1,108,224	1,125,173
Total liabilities	2,180,661	2,188,370

Stockholders’ equity:
Common stock, $0.001 par value; 50,000,000 shares authorized; 7,382,699 shares issued and 7,381,378 shares outstanding at March 31, 2024 and 5,998,018 shares issued and 5,996,697 shares outstanding at December 31, 2023	7,383	5,998
Additional paid-in capital	121,235,416	107,116,362
Treasury stock, at cost, 1,321 shares at March 31, 2024 and December 31, 2023	(13,210)	(13,210)
Accumulated deficit	(99,519,076)	(97,049,450)
Total stockholders’ equity	21,710,513	10,059,700
Total liabilities and stockholders’ equity	$23,891,174	$12,248,070

IDEAL POWER INC.

Statements of Operations

(unaudited)

	Three Months Ended
	March 31,
	2024	2023
Commercial revenue	$78,739	$—
Grant revenue	—	664
Total revenue	78,739	664

Cost of commercial revenue	68,498	—
Cost of grant revenue	—	664
Total cost of revenue	68,498	664

Gross profit	10,241	—

Operating expenses:
Research and development	1,366,893	1,440,028
General and administrative	853,688	894,933
Sales and marketing	316,611	304,326
Total operating expenses	2,537,192	2,639,287

Loss from operations	(2,526,951)	(2,639,287)

Interest income, net	57,325	111,302

Net loss	$(2,469,626)	$(2,527,985)

Net loss per share – basic and diluted	$(0.39)	$(0.41)

Weighted average number of shares outstanding – basic and diluted	6,319,939	6,178,508

IDEAL POWER INC.

Statements of Cash Flows

(unaudited)

	Three Months Ended
	March 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(2,469,626)	$(2,527,985)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	81,121	53,198
Amortization of right of use asset	16,157	15,178
Write-off of fixed assets	10,217	—
Stock-based compensation	381,019	609,926
Decrease (increase) in operating assets:
Accounts receivable	(70,000)	(664)
Inventory	(27,912)	—
Prepaid expenses and other assets	211,438	54,710
Increase (decrease) in operating liabilities:
Accounts payable	(23,086)	(61,693)
Accrued expenses and other liabilities	32,357	117,099
Lease liability	(16,980)	(15,492)
Net cash used in operating activities	(1,875,295)	(1,755,723)

Cash flows from investing activities:
Purchase of property and equipment	(29,611)	(44,995)
Acquisition of intangible assets	(73,939)	(24,455)
Net cash used in investing activities	(103,550)	(69,450)

Cash flows from financing activities:
Net proceeds from issuance of common stock and pre-funded warrants	13,652,663	—
Exercise of options	86,757	—
Net cash provided by financing activities	13,739,420	—

Net increase (decrease) in cash and cash equivalents	11,760,575	(1,825,173)
Cash and cash equivalents at beginning of period	8,474,835	16,345,623
Cash and cash equivalents at end of period	$20,235,410	$14,520,450